Exhibit 10.1

FORBEARANCE, LIMITED WAIVER AND CONSENT

UNDER

LOAN AND SECURITY AGREEMENT

THIS FORBEARANCE, LIMITED WAIVER AND CONSENT UNDER LOAN AND SECURITY AGREEMENT (“Forbearance”) is entered into this 21st day of August, 2012 (the “Forbearance Effective Date”), by and between ISC8, Inc., formerly known as Irvine Sensors Corporation, a Delaware corporation with its principal place of business at 3001 Red Hill Ave., Bldg. 4/108, Costa Mesa, Orange County, CA 92926 (“Borrower”) and PARTNERS FOR GROWTH III, L.P. (“PFG”). Capitalized terms used herein without definition shall have the same meanings given them in the Loan Agreement (as defined below).

RECITALS

A. Borrower and PFG have entered into that certain Loan and Security Agreement dated as of December 14, 2011 (the “Loan Agreement Effective Date”), as may be amended from time to time (the “Loan Agreement,” and together with such documents, instruments and security agreements as were executed reasonably contemporaneously with or in connection with the Loan Agreement, the “Loan Documents”), pursuant to which PFG extended loans to Borrower, of which $5,000,000 in principal Obligations are outstanding and unpaid on the date hereof.

B. Borrower is in default under the Loan Agreement for failing to comply with Section 5.1 of the Loan Agreement and the Minimum Liquidity Financial Covenant set forth in Section 5 of the Schedule for the reporting period ending July 31, 2012 (the “Existing Default”).

C. Borrower has further notified PFG that it will not be able to comply with the Financial Covenant referred to in Recital B for the reporting period ending August 30, 2012 (the “Prospective Default” and, together with the Existing Default, the “Specified Defaults”).

D. Borrower has further requested PFG’s consent to: (a) the acquisition of certain assets of Bivio Networks, Inc. (the “Bivio Acquisition”); (b) the issuance, as part of the Bivio Acquisition, of shares of common stock of the Company (the “Bivio Issuance”); (c) the conversion and/or redemption of up to Four Million Dollars ($4,000,000) of the 12% Senior Subordinated Promissory Notes of the Company (the 12% Senior Subordinated Promissory Notes, the “Subordinated Notes” and such transaction, the “Note Redemption”); and (d) the issuance, in one or more capital raising transactions, of up to Two Hundred Fifty Million (250,000,000) shares of common stock of the Company (the “Raise Issuance”) ((a) though (d), the “Consent Transactions”).

E. The parties wish to state the conditions under which PFG will (i) waive the Specified Defaults, (ii) not declare an Event of Default due to the Specified Defaults, (iii) not commence the exercise of remedies under the Loan Documents with respect to the Specified Defaults (clauses (ii) and (iii), collectively, to “Forbear”).

F. Borrower (a) acknowledges that the Specified Defaults have occurred and are continuing, (b) desires that PFG waive the Specified Defaults, (c) desires that PFG Forbear for the duration of the Forbearance Period, (d) desires that PFG provide its consent to the matters described in Recital D.

G. Subject to the representations and warranties of Borrower herein and upon the terms and conditions set forth in this Forbearance, including without limitation, Borrower’s compliance with the conditions set forth in Section 6, PFG is willing to waive the Specified Defaults, to Forbear as set forth herein and to give its consent on the basis set forth herein to the Consent Transactions.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing Recitals, incorporated by reference herein, and intending to be legally bound, the parties hereto agree as follows:

1. EVENT OF DEFAULT. Borrower acknowledges the Existing Default and Prospective Default.

2. FORBEARANCE, CONDITIONAL WAIVER AND CONSENTS.

(a) Forbearance by PFG.

(i) Forbearance by PFG. In consideration of, among other things, Borrower’s compliance with each and every term of this Forbearance, PFG hereby agrees to forbear from exercising its rights and remedies as a result of the Specified Defaults until the earliest to occur of (i) a Default or an Event of Default under the Loan Agreement (with the sole exception of the Specified Defaults), (ii) the failure of Borrower to promptly, punctually, or faithfully perform or comply with any term or condition of this Forbearance as and when required, it being expressly acknowledged and agreed that TIME IS OF THE ESSENCE, and (iii) 5:00 p.m. (San Francisco, California time) on September 30, 2012 (the period commencing as of the date of the effectiveness of this Forbearance and ending on the earliest of (i), (ii) and (iii) above shall be referred to as the “Forbearance Period”)

(ii) Conduct During Forbearance Period. At all times during the Forbearance Period, Borrower shall comply with all terms and conditions of the Loan Agreement and the other Loan Documents including, without limitation, all representations, warranties, affirmative and negative covenants contained in the Loan Agreement and other Loan Documents. During the Forbearance Period, Borrower shall continue to remit all regularly scheduled payments (whether due on account of any Loan or otherwise, including all principal, interest, fees, costs and other amounts) which may become due under the Loan Agreement, as and when such payments are due.

(b) Conditional Limited Waiver. PFG hereby gives the conditional limited waivers of the Specified Defaults as set forth in Section 5 hereof.

(c) Consents. PFG hereby gives its consent to the Consent Transactions subject to the terms and conditions specified below.

(i) Bivio Acquisition. PFG consents to the Bivio Acquisition in all material respects as represented to PFG by Borrower, as described in Exhibit A hereto, Slide No. 4.

(ii) Bivio Issuance. PFG consents to the Bivio Issuance in all material respects as represented to PFG by Borrower, as described in Exhibit A hereto, Slide No. 4.

(iii) Note Redemption. PFG consents to the conversion into Borrower equity (without dollar limit) of the Subordinated Notes in accordance with the terms thereof. PFG consents to the redemption of up to $2,000,000 in Subordinated Notes so long as: (A) no Default or Event of Default has occurred and is continuing at the time of such redemption (other than the Specified Defaults), (B) no Default or Event of Default would result from the redemption (e.g., due to Borrower non-compliance with financial covenants on a post-redemption basis), and (C) Borrower shall have received not less than $10,000,000 in proceeds of the Raise Issuance (as defined in clause (iv), below.

(iv) Raise Issuance. PFG consents to the sale in one or more capital raising transactions of up to 250,000,000 shares of Borrower common stock, in all material respects as represented to PFG by Borrower, as described in Exhibit A hereto, Slide No. 21.

The foregoing consents shall be limited precisely as written and shall not be deemed to be a consent to any transaction other than the transaction(s) specified herein and only to the extent given, or to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; provided, however, PFG further gives its consent to any and all other actions reasonably necessary and commercially appropriate to effect the Consent Transactions, as specified, so long as in each instance, such further actions are in spirit, substance, scope and intent, consistent with the Consent Transactions as disclosed to PFG.

3. BORROWER’ REPRESENTATIONS AND WARRANTIES. Borrower represents and warrants that as of the Forbearance Effective Date:

(a) immediately upon giving effect to this Forbearance (i) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (ii) no Default or Event of Default has occurred and is continuing, other than the Specified Defaults;

(b) Borrower has the corporate power and authority to execute and deliver this Forbearance and to perform its obligations under the Loan Agreement, as amended by this Forbearance;

(c) the certificate of incorporation, bylaws and other organizational documents of Borrower delivered to PFG on the effective date of the Loan Agreement remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

(d) the execution and delivery by Borrower of this Forbearance and the performance by Borrower of its obligations under the Loan Agreement has been duly authorized by all necessary corporate action on the part of Borrower;

(e) this Forbearance has been duly executed and delivered by Borrower and constitutes the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights;

(f) as of the date hereof, it has no defenses against the obligations to pay any amounts under the Obligations and it has no claims of any kind against PFG. Borrower acknowledges that PFG has acted in good faith and has conducted in a commercially reasonable manner its relationship with Borrower in connection with this Forbearance and in connection with the Loan Documents; and

(g) the information set forth in the Representations, as may updated by Borrower (as it deems required) and delivered to PFG on or prior to the date hereof, continues to be true, correct, accurate and complete.

Borrower understands and acknowledges that PFG is entering into this Forbearance in reliance upon, and in partial consideration for, the above representations and warranties, and agrees that such reliance is reasonable and appropriate.

4. RELEASE. Borrower hereby forever relieves, releases, and discharges PFG and its present or former employees, officers, directors, agents, representatives, attorneys, and each of them, from any and all claims, debts, liabilities, demands, obligations, promises, acts, agreements, costs and expenses, actions and causes of action, of every type, kind, nature, description or character, whether known or unknown, suspected or unsuspected, absolute or contingent, arising out of or in any manner connected with or related to facts, circumstances, issues, controversies or claims existing or arising from the beginning of time through and including the date of execution of this Forbearance (collectively “Released Claims”). Without limiting the foregoing, the Released Claims shall include any and all liabilities or claims (except for those arising from gross negligence or intentional misconduct in relation to any confidentiality obligations PFG may have in respect of Borrower) arising out of or in any manner connected with or related to the Loan Documents, the Recitals hereto, any instruments, agreements or documents executed in connection with any of the foregoing or the origination, negotiation, administration, servicing and/or enforcement of any of the foregoing. In furtherance of this release, Borrower expressly acknowledges and waives any and all rights under Section 1542 of the California Civil Code, which provides as follows: “A general release does not extend to claims which the creditor does not know or expect to exist in his or her favor at the time of executing the release, which if known by him or her must have materially affected his or her settlement with the debtor.” By entering into this release, Borrower recognizes that no facts or representations are ever absolutely certain and it may hereafter discover facts in addition to or different from those which it presently knows or believes to be true, but that it is the intention of Borrower hereby to fully, finally and forever settle and release all matters, disputes and differences, known or unknown, suspected or unsuspected; accordingly, if Borrower should subsequently discover that any fact that it relied upon in entering into this release was untrue, or that any understanding of the facts was incorrect, Borrower shall not be entitled to set aside this release by reason thereof, regardless of any claim of mistake of fact or law or any other circumstances. Borrower acknowledges that it is not relying upon and has not relied upon any representation or statement made by PFG with respect to the facts underlying this release or with regard to any of such party’s rights or asserted rights. This release may be pleaded as a full and complete defense and/or as a cross-complaint or counterclaim against any action, suit, or other proceeding that may be instituted, prosecuted or attempted in breach of this release. Borrower acknowledges that the release contained herein constitutes a material inducement to PFG to enter into this Forbearance, and that PFG would not have done so but for PFG’s expectation that such release is valid and enforceable in all events. Borrower hereby represents and warrants to PFG, and PFG is relying thereon, as follows: (i) except as expressly stated in this Forbearance, neither PFG nor any agent, employee or representative of PFG has made any statement or representation to any Borrower regarding any fact relied upon by any Borrower in entering into this Forbearance; (ii) Borrower has made such investigation of the facts pertaining to this Forbearance and all of the matters appertaining thereto, as it deems necessary; (iii) the terms of this Forbearance are contractual and not a mere recital; (iv) this Forbearance has been carefully read by Borrower, the contents hereof are known and understood by Borrower, and this Forbearance is signed freely, and without duress, by Borrower; (v) Borrower represents and warrants that it is the sole and lawful owner of all right, title and interest in and to every claim and every other matter which it releases herein, and that it has not heretofore assigned or transferred, or purported to assign or transfer, to any person, firm or entity any claims or other matters herein released. Borrower shall indemnify PFG, defend and hold it harmless from and against all claims based upon or arising in connection with prior assignments or purported assignments or transfers of any claims or matters released herein.

5. LIMITED WAIVER OF SPECIFIED DEFAULTS. The limited waivers given in this Forbearance shall be limited precisely as written and shall not be deemed (a) to be a forbearance, waiver or modification of any other term or condition of the Loan Agreement or of any other instrument or agreement referred to therein or to prejudice any right or remedy which PFG may now have or may have in the future under or in connection with the Loan Agreement or any instrument or agreement referred to therein; (b) to be a consent to any future amendment or modification, forbearance or waiver to any instrument or agreement the execution and delivery of which is consented to hereby, or to any waiver of any of the provisions thereof; or (c) to limit or impair PFG’s right to demand strict performance of all terms and covenants as of any date, subject to this Forbearance. Notwithstanding the foregoing, PFG shall not be entitled to charge interest at the Default Rate with respect to any Specified Defaults from the occurrence of such Specified Default through the last day of the Forbearance Period, unless due to the failure of any condition set forth in Section 6 and in such event, only prospectively from the date of such failure (unless a Default other than the Specified Defaults has occurred as of the Forbearance Effective Date and in such case, the Default Rate may be charged as of the date of such Default). The Loan Agreement, as amended, shall continue in full force and effect, and all waivers and accommodations granted herein and specified to apply for the duration of the Forbearance Period shall expire upon the expiry of the Forbearance Period; provided, however, if after the date hereof no Default or Event of Default has occurred and is continuing under the Loan Agreement, other than the Specified Defaults, and Borrower timely satisfies the conditions set forth in Section 6, PFG shall be deemed to have irrevocably waived the Specified Default and, for all purposes and at all times thereafter, such Specified Defaults shall be deemed to never have occurred.

6. EFFECTIVENESS. Subject to the satisfaction of the conditions set forth below (whether performance is required on or after the date hereof), this Forbearance shall become effective on the date hereof, but shall continue to be subject to the satisfaction of all the following conditions:

6.1 No Default Other than the Specified Defaults. The Specified Defaults shall be the only Defaults that have occurred and are continuing during the Forbearance Period.

6.2 Execution and Delivery. Borrower shall have duly executed and delivered this Forbearance to PFG on or before August 30, 2012.

6.3 Payment of PFG Expenses. Borrower shall pay upon demand all PFG Expenses (including all reasonable attorneys’ fees and reasonable expenses) incurred in connection with this Forbearance.

6.4 Forbearance Fee. Borrower shall have paid PFG on or before the date referred to in Section 6.2 a non-refundable Forbearance Fee equal to $30,000 which Forbearance Fee shall be exclusive of PFG Expenses.

6.5 Adjustment to Outstanding Warrants. To the extent that Borrower, in connection with any of the Consent Transactions or otherwise, issues securities (by sale, conversion or otherwise) at an “effective” price per share less than the Exchange Price of Warrant Stock under the Warrants issued to PFG and its designees on the Loan Agreement Effective Date (the “Original Warrants”), the Exchange Price under the Warrants shall be adjusted to such lesser price per share. For purposes hereof, the “effective” price shall, in the case of securities issued with attached rights or other securities, including derivative securities, be the price reflecting the true value of the underlying security without accounting for any value associated with such other attached rights or other securities.

6.6 New Warrant. In consideration of the forbearance, waivers and consents granted by PFG herein, Borrower shall issue PFG (and its designees, as directed by PFG) a warrant to purchase $225,000 of the securities issued in (i) the transaction described in Section 2(c)(iv) hereof at the effective (as defined above) issue price in such transaction, in all material respects in similar form to the Original Warrants, or (ii) if the foregoing transaction is not consummated, in such other equity financing as is consummated by Borrower (the securities issued in the transactions described in clauses (i) and (ii), “Next Equity Financing Securities”). If no Next Equity Financing Securities are issued by December 31, 2012, PFG, at its option, may require a Warrant to be issued for Borrower’s common stock at the same strike price as the then-current strike price of the Original Warrants.

For the avoidance of doubt, the failure of any of the foregoing conditions shall result in the termination of PFG’s conditional agreement to Forbear and to waive the Specified Defaults.

7. COUNTERPARTS. This Forbearance may be signed in any number of counterparts, and by different parties hereto in separate counterparts, with the same effect as if the signatures to each such counterpart were upon a single instrument. All counterparts shall be deemed an original of this Forbearance.

8. INTEGRATION; CONSTRUCTION. This Forbearance, the Loan Agreement, the other Loan Documents and any documents executed in connection herewith or therewith or pursuant hereto or thereto contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, offers and negotiations, oral or written, with respect thereto and no extrinsic evidence whatsoever may be introduced in any judicial or arbitration proceeding, if any, involving this Forbearance; except that any financing statements or other agreements or instruments filed by PFG with respect to Borrower shall remain in full force and effect. The title of this Agreement and section headings are for the readers’ convenience only and shall be ignored for purposes of integration into the Loan Agreement. The term “Schedule” means the Schedule to the Loan Agreement. Quotation marks, if any, around modifications to the Loan Agreement are for the convenience of reading only and are not to be construed substantively. The General Provisions set forth in Section 9 of the Loan Agreement are incorporated herein by reference.

9. GOVERNING LAW; VENUE. THIS FORBEARANCE SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA. Borrower and PFG each submit to the exclusive jurisdiction of the State and Federal courts in San Francisco County, California.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this Forbearance to be executed as of the date first written above.

BORROWER:	ISC8, INC.
a Delaware corporation

	By:	/s/ Bill Joll
	Printed Name:	Bill Joll
	Title:	President & CEO

PFG:	PARTNERS FOR GROWTH III, L.P.

	By:	/s/ Andrew Kahn
	Printed Name:	Andrew Kahn
	Title:	Manager, Partners for Growth III, LLC,
its General Partner

Exhibit A

Consent Transactions Presentation